UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2006

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Current Report (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

On August 30, 2006, Harte-Hanks announced in a press release that its board of directors has declared a regular quarterly dividend of 6.0 cents per share payable September 15, 2006 to shareholders of record on September 6, 2006.

Item 8.01 Other Events.

On August 30, 2006, the Board of Directors of Harte-Hanks, Inc. (the “Company”) authorized and approved an amendment of the Company’s stock repurchase program, established in January 1997, by increasing the number of shares the Company may repurchase under the program by 6 million shares (approximately 8% of the Company’s outstanding shares) bringing total remaining authorization to approximately 8 million shares (approximately 10% of the Company’s outstanding shares). The stock repurchases may, at the Company’s discretion, be made from time to time in the open market or through privately negotiated transactions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated August 30, 2006 entitled “Harte-Hanks Board Declares Regular Quarterly Dividend and Increases Stock Repurchase Program”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: August 30, 2006

By:	/s/ Sloane Levy
Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press Release dated August 30, 2006 entitled “Harte-Hanks Board Declares Regular Quarterly Dividend and Increases Stock Repurchase Program”